Exhibit 5.1

January 23, 2024

Ares Capital Corporation

245 Park Avenue, 44th Floor

New York, New York 10167

Re:       Registration Statement on Form N-2 (File No. 333-256733)

Ladies and Gentlemen:

We have served as Maryland counsel to Ares Capital Corporation, a Maryland corporation (the “Company”), and a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”), in connection with certain matters of Maryland law arising out of the registration by the Company of $1,000,000,000 aggregate principal amount of the Company’s 5.875% Notes due 2029 (the “Notes”), covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.             The Registration Statement;

2.             The Prospectus, dated June 3, 2021, as supplemented by the Prospectus Supplement, dated January 16, 2024, filed by the Company with the Commission pursuant to Rule 497 of the General Rules and Regulations promulgated under the 1933 Act;

3.             The charter of the Company, certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4.             The Third Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

5.             A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6.             Resolutions adopted by the Board of Directors of the Company, or by a duly authorized committee thereof, relating to, among other matters, the authorization of the issuance of the Notes and the execution, delivery and performance by the Company of the Note Documents (as defined herein), certified as of the date hereof by an officer of the Company;

Ares Capital Corporation

January 23, 2024

7.             The Base Indenture, dated as of October 21, 2010 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”);

8.             The Seventh Supplemental Indenture, dated as of August 10, 2017 (the “Seventh Supplemental Indenture”), between the Company and the Trustee;

9.             The Eighth Supplemental Indenture, dated as of January 11, 2018 (the “Eighth Supplemental Indenture”), between the Company and the Trustee;

10.           The Ninth Supplemental Indenture, dated as of March 8, 2019 (the “Ninth Supplemental Indenture”), between the Company and the Trustee;

11.           The Tenth Supplemental Indenture, dated as of June 10, 2019 (the “Tenth Supplemental Indenture”), between the Company and the Trustee;

12.           The Eleventh Supplemental Indenture, dated as of January 15, 2020 (the “Eleventh Supplemental Indenture”), between the Company and the Trustee;

13.           The Twelfth Supplemental Indenture, dated as of July 15, 2020 (the “Twelfth Supplemental Indenture”), between the Company and the Trustee;

14.           The Thirteenth Supplemental Indenture, dated as of January 13, 2021 (the “Thirteenth Supplemental Indenture”), between the Company and the Trustee;

15.           The Fourteenth Supplemental Indenture, dated as of June 10, 2021 (the “Fourteenth Supplemental Indenture”), between the Company and the Trustee;

16.            The Fifteenth Supplemental Indenture, dated as of November 4, 2021 (the “Fifteenth Supplemental Indenture”), between the Company and the Trustee;

17.           The Sixteenth Supplemental Indenture, dated as of January 13, 2022 (the “Sixteenth Supplemental Indenture”), between the Company and the Trustee;

18.           The Seventeenth Supplemental Indenture, dated as of August 3, 2023 (the “Seventeenth Supplemental Indenture”), between the Company and the Trustee;

19.           The Eighteenth Supplemental Indenture, dated as of January 23, 2024 (the “Eighteenth Supplemental Indenture” and, together with the Base Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fourteenth Supplemental

Ares Capital Corporation

January 23, 2024

Indenture, the Fifteenth Supplemental Indenture, the Sixteenth Supplemental Indenture and the Seventeenth Supplemental Indenture, the “Indenture”), between the Company and the Trustee;

20.           The global notes representing the Notes (the “Global Notes” and, together with the Indenture, the “Note Documents”);

21.           A certificate executed by an officer of the Company, dated as of the date hereof; and

22.           Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.             Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

2.             Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.             Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.             All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.             The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

Ares Capital Corporation

January 23, 2024

2.             The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Note Documents have been duly authorized by all necessary corporate action on the part of the Company. The Notes have been duly authorized for issuance by the Company.

3.             The Note Documents have been duly executed and delivered by the Company.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or the laws of any other state. We express no opinion as to compliance with federal or state securities laws, including the securities laws of the State of Maryland, or the 1940 Act or as to federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction. We note that the Note Documents are governed by the laws of the State of New York. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the issuance of the Notes (the “Current Report”). Kirkland & Ellis LLP, counsel to the Company, may rely on this opinion in connection with any opinions to be delivered by it in connection with the Notes. We hereby consent to the filing of this opinion as an exhibit to the Current Report and the said incorporation by reference and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP